Exhibit (k)(4)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 2024, by and among Sound Point Meridian Capital, Inc., a Delaware corporation (the “Company”), and the shareholders listed on the signature page hereof (together with any person or entity who hereafter becomes party to this Agreement pursuant to Section 9(d) of this Agreement, collectively the “Shareholders” and each individually as a “Shareholder”).

RECITALS

The Shareholders are holders of shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company has agreed to provide the registration rights set forth in this Agreement with respect to the Shares.

AGREEMENT

The Company and the Shareholders hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Commission” means the United States Securities and Exchange Commission.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Date” means the date that is within five Trading Days of the first anniversary of the IPO.

“Indemnified Party” has the meaning set forth in Section 8(c).

“Indemnifying Party” has the meaning set forth in Section 8(c).

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IPO” means the Company’s initial public offering of Common Stock.

“IPO Shares” means the Shares that were issued in the Company’s IPO.

“Losses” has the meaning set forth in Section 8(a).

“Master Fund” means Sound Point Meridian Master Fund LP.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, government entity (or an agency or subdivision thereof), or any other form of entity not specifically listed herein.

“Piggy-Back Registration Statement” shall have the meaning set forth in Section 4(a).

“Pre-IPO Shares” means the Shares that were issued to the Master Fund in exchange for the contribution of the Master Fund’s assets to the Company before or concurrently with the Company’s initial public offering of Common Stock.

“Proceeding” means an action, claim, suit, inquiry, notice of violation, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened before any court, arbitrator, government or administrative agency or regulatory authority (federal, state, county, local, or foreign).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A or Rule 430B under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including pre- and post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (a) the Shares held by each of the Shareholders as of the date hereof and (b) any other securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization, merger, exchange, replacement or similar event with respect to the Shares; provided, however, that provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Security when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations).

“Registration Statement” means any registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to any such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in any such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means any day on which the Trading Market is open for trading.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed.

“Underwritten Offering” means a registration in which Common Stock are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

Section 2. Resale Shelf Registration Statement.

(a) The Company agrees to file with the Commission as soon as reasonably practicable, but in no event later than the Filing Date a Registration Statement on Form N-2 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415(a) from time to time by the Shareholders of any and all Registrable Securities. The Registration Statement shall contain disclosure substantially in the form of the “Plan of Distribution” attached hereto as Annex A and the “Selling Stockholder” section attached hereto as Annex B. Subject to the terms of this Agreement, and unless otherwise agreed between the parties, the Company shall use its commercially reasonable efforts to cause a Registration Statement filed under this Agreement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and each of the Shareholders (the “Effectiveness Period”). The Company shall notify each of the Shareholders via e-mail of the effectiveness of the Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of such Registration Statement. The Company shall, by no later than 9:30 a.m. (New York City time) on the second Trading Day after the effective date of such Registration Statement, file a final Prospectus to be used in connection with the sale or other disposition of the securities covered thereby, and shall provide each of the Shareholders with a copy of such final Prospectus.

(b) The Company shall use commercially reasonable efforts to supplement or amend a Registration Statement filed pursuant to Section 2(a) in order to allow a Shareholder to offer and sell Registrable Securities (i) in an Underwritten Offering; or (ii) pursuant to an at-the-market offering program entered into by a Shareholder and one or more placement gents or sales agents Act and shall cooperate with the Shareholders and any placement agents or sale agents related to such offering to take such actions and provide such deliverables described in Section 3(m), (n) and (p), provided that, if requested by the placement agents or sale agents related to an at-the-market offering program, the Company shall take such actions and provide such deliverables on a quarterly basis.

Section 3. Registration Procedures.

In connection with the Company’s registration obligations under Section 2 and Section 4, the Company shall:

(a) Not less than five (5) Trading Days prior to the filing of a Registration Statement and not less than three (3) Trading Days prior to the filing of any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference, but not including any Exchange Act filing), the Company shall (i) furnish to each of the Shareholders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of each of the Shareholders, and (ii) cause its officers and directors, counsel, and independent registered public accountants to respond to such inquiries of each of the Shareholders as shall be necessary, in the reasonable opinion of counsel to each such Shareholder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which a Shareholder shall reasonably object in writing in good faith, provided that, the Company is notified of such objection in writing no later than five (5) Trading Days after a Shareholder has been so furnished copies of a Registration Statement or three (3) Trading Days after a Shareholder has been so furnished copies of any related Prospectus or amendments or supplements thereto. Each Shareholder agrees to furnish to the Company a completed questionnaire on behalf of each of the Shareholders in the form attached to this Agreement as Annex C (a “Selling Stockholder Questionnaire”) on a date that is not less than ten (10) Trading Days prior to the Filing Date. In addition to the Selling Stockholder Questionnaires, each Shareholder agrees to furnish such other information on behalf of the Shareholders as shall be reasonably required to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to a Registration Statement and the Prospectus used in connection therewith (subject to any requirement that a post-effective amendment be declared effective by the Commission) as may be necessary to keep a Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period or as may be reasonably requested by a Shareholder, (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424, (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and provide as promptly as reasonably possible to each of the Shareholders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement (provided that, the Company shall excise any information contained therein which would constitute material non-public information regarding the Company or any of its subsidiaries), and (iv) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by each Shareholder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify each of the Shareholders (which notice shall, pursuant to clauses (iii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by a Shareholder) confirm such notice in writing no later than three (3) Trading Days following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is to be filed (but not including any Exchange Act filing), (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement, and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the occurrence or existence of any pending corporate development or negotiation or consummation of a transaction with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, however, that in no event shall any such notice contain any information which would constitute material, non-public information regarding the Company or any of its subsidiaries.

(d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order stopping or suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) Furnish to a Shareholder, if requested by the Shareholder, without charge, at least one conformed copy of each such Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference to the extent requested by the Shareholder, and all exhibits to the extent reasonably requested by such Shareholder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission, provided that any such item which is available on the EDGAR system (or successor thereto) need not be furnished in physical form.

(f) Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by the Shareholders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c).

(g) Cooperate with any broker-dealer through which a Shareholder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 2310, 5110 or other applicable FINRA Rule, as requested by any Shareholder.

(h) Prior to any resale of Registrable Securities by a Shareholder, use its reasonable efforts to register or qualify or cooperate with each Shareholder in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by such Shareholder under the securities or Blue Sky laws of such jurisdictions within the United States, to the extent applicable to the Registrable Securities and as such Shareholder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(i) If requested by a Shareholder, cooperate with such Shareholder to facilitate the timely preparation and delivery of certificates (or evidence of book entry transfer) representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates (or evidence of book entry transfer) shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as such Shareholder may request.

(j) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act, including, without limitation, Rule 172 under the Securities Act; file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424; promptly inform each Shareholder in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, a Shareholder is required to deliver a Prospectus in connection with any disposition of Registrable Securities; and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(k) The Company shall use its commercially reasonable efforts to maintain eligibility for use of Form N-2 (or any successor form thereto) for the registration of the resale of Registrable Securities pursuant to Rule 415(a)(1)(x).

(l) The Company shall use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

(m) The Company shall permit a representative of the Shareholders, the underwriters, if any, and any attorney or accountant retained by such Shareholders or underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Registration.

(n) In the event of an Underwritten Offering, the Company shall (i) obtain a comfort letter from the Company’s independent registered public accountants, in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter may reasonably request, and reasonably satisfactory to the participating Shareholders; (ii) on the date the Registrable Securities are delivered for sale pursuant to such Underwritten Offering, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Underwritten Offering, addressed to the placement agent or sales agent, if any, and the underwriters, if any, covering such legal matters with respect to the Underwritten Offering in respect of which such opinion is being given as the placement agent, sales agent, or underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such placement agent, sales agent or underwriter; (iii) enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such Underwritten Offering; and (iv) use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the underwriter in any Underwritten Offering.

(o) The Company may require a Shareholder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Shareholder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the shares.

(p) The Company shall otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Shareholders, in connection with Company’s registration obligations under Section 2 and Section 4.

Section 4. Piggy-Back Registrations; Underwritten Offerings.

(a) If the Company shall determine to prepare and file with the Commission a registration statement relating to an Underwritten Offering for its own account under the Securities Act of Common Stock (the “Piggy-Back Registration Statement”), then the Company shall deliver to each Shareholder a written notice of such determination which notice shall (x) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing underwriter or underwriters, if any, and (y) offer to all of the Shareholders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Shareholders may request in writing and, if within 10 Trading Days after the date of the delivery of such notice, any such Shareholder shall so request in writing, the Company shall include in the Piggy-Back Registration Statement all or any part of such Registrable Securities such Shareholder requests to be registered; provided, however, that the Company shall not be required to provide notice or otherwise register any Registrable Securities pursuant to this Section 4(a) that are eligible for resale pursuant to Rule 144 (without volume restrictions or current public information requirements, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and each of the applicable Shareholders) under the Securities Act by such Shareholder. In connection therewith, (i) such Shareholder must sell such Registrable Securities that such Shareholder requests to be registered to the underwriter(s) at the same price and subject to the same underwriting discounts and commissions that apply to the shares of Common Stock sold by the Company in such offering (it being acknowledged that the Company shall be responsible for the expenses relating thereto as set forth in Section 5) and subject to such Shareholder entering into customary underwriting documentation for selling stockholders in an underwritten public offering; and (ii) if, at any time after giving written notice of its intention to register any Registrable Securities pursuant to this Section 4(a) and prior to the effective date of the Piggy-Back Registration Statement filed in connection with such registration, the Company shall determine for any reason not to cause the Piggy-Back Registration Statement to become effective under the Securities Act, the Company shall deliver written notice to such Shareholder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligations to pay any expenses incurred in connection therewith in accordance with Section 5). The inclusion of any Registrable Securities in any Piggy-Back Registration Statement shall not constitute a waiver by any Shareholder of any rights such Shareholder may have by virtue of Section 9(a) being breached by the filing of such Piggy-Back Registration Statement.

(b) If the Company determines to proceed with any such Underwritten Offering of Common Stock, the Company shall so advise the Shareholders in writing, and each Shareholder shall have the right to have its Registrable Securities included in such Underwritten Offering and, in such event, the Company shall make such arrangements with the managing underwriter or underwriters so that such Shareholders may participate in such Underwritten Offering.

(c) If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities informs the Company and the Shareholders that have requested to participate in such Underwritten Offering in writing that, in its or their opinion, the number of securities which the Company and such Shareholders and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing, or distribution of the securities offered or the market for the securities offered (the “Maximum Number of Securities”), then the securities to be included in such Underwritten Offering shall be as follows:

(i) 75% of the Maximum Number of Securities shall be allocated:

(1) first, to shares that the Company initially proposed to offer and sell in the relevant offering;

(2) second, to securities that are Pre-IPO Shares with such number to be allocated pro rata among the Shareholders holding Pre-IPO Shares and other holders of Pre-IPO Shares that are entitled to include such Shares in the Piggy-Back Registration Statement (“Other Pre-IPO Holders”) based on the relative number of Shares or Common Stock that were Pre-IPO Shares that were held by each such Shareholder and Other Pre-IPO Holders as of the date of the closing of the IPO (provided that any securities thereby allocated to a Shareholder or Other Pre-IPO Holder that exceed such Person’s request shall be reallocated among the remaining requesting Shareholders and Pre-IPO Holders in like manner); and

(3) third, to securities that are IPO Shares with such number to be allocated pro rata among the Shareholders holding IPO Shares and other holders of IPO Shares that are entitled to include such Shares in the Piggy-Back Registration Statement (“Other IPO Holders”) based on the relative number of Shares or Common Stock that were IPO Shares that were held by each such Shareholder and Other IPO Holders as of the date of the closing of the IPO (provided that any securities thereby allocated to a Shareholder or Other IPO Holder that exceed such Person’s request shall be reallocated among the remaining requesting Shareholders and IPO Holders in like manner); and

(ii) 25% of the Maximum Number of Securities shall be allocated:

(1) first, to securities that are Pre-IPO Shares with such number to be allocated pro rata among the Shareholders holding Pre-IPO Shares and Other Pre-IPO Holders based on the relative number of Shares or Common Stock that were Pre-IPO Shares that were held by each such Shareholder and Other Pre-IPO Holders as of the date of the closing of the IPO (provided that any securities thereby allocated to a Shareholder or Other Pre-IPO Holder that exceed such Person’s request shall be reallocated among the remaining requesting Shareholders and Pre-IPO Holders in like manner);

(2) second, to securities that are IPO Shares with such number to be allocated pro rata among the Shareholders holding IPO Shares and Other IPO Holders based on the relative number of Shares or Common Stock that were IPO Shares that were held by each such Shareholder and Other IPO Holders as of the date of the closing of the IPO (provided that any securities thereby allocated to a Shareholder or Other IPO Holder that exceed such Person’s request shall be reallocated among the remaining requesting Shareholders and IPO Holders in like manner); and

(3) third, to shares that the Company initially proposed to offer and sell in the relevant offering.

provided, however, any Pre-IPO Shares that are subject to restrictions on resale pursuant to contractual lock-up agreements with the underwriters in the IPO at the time of any proposed Underwritten Offering of Registrable Securities shall not be included in such offering until such restriction expires, is waived or otherwise terminated.

(d) Any Shareholder of Registrable Securities shall have the right to withdraw from a Piggy-Back Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of his, her or its intention to withdraw from such Piggy-Back Registration prior to, as applicable, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-Back Registration or the launch of the Underwritten Offering with respect to such Piggy-Back Registration. Notwithstanding any such withdrawal or anything to the contrary in this Agreement, the Company shall be responsible for the registration expenses incurred in connection with the Piggy-Back Registration as set forth under Section 5.

Section 5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any of the Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and independent registered public accountants) (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading and with respect to filings required to be made with the Financial Industry Regulatory Authority Inc. and (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company and the Shareholders in writing (including, without limitation, fees and disbursements of counsel for the Company and counsel for the underwriters, if applicable, in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (iii) messenger, telephone, and delivery expenses, (iv) the reasonable fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement (to the extent not covered in the following sentence) and (v) reasonable and documented fees and expenses of one (1) legal counsel selected by the majority-in-interest of Registrable Securities held by the Shareholders participating in an Underwritten Offering in an amount not to exceed $[●]. The Company and the Shareholders shall each be responsible for the fees and expenses incurred by each respective party to the extent not set forth in the preceding sentence.

Section 6. Sales Pursuant to Rule 144.

(a) Following expiration of the applicable contractual lock-up agreements that the Shareholders entered into with the IPO underwriters relating to the Pre-IPO Shares, upon request by a Shareholder, the Company shall use commercially reasonable efforts to cause its counsel to deliver required legal opinions, certificates and other instruments to the Company’s transfer agent to remove restrictive legends from the applicable Shares that are restricted securities upon sale or otherwise held for longer than six months following the acquisition date thereof in order to facilitate sales of the Shares pursuant to Rule 144.

(b) With a view to making available to the Shareholders the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a Shareholder to sell securities of the Company to the public without registration, the Company shall: (i) make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO; (ii) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); (iii) furnish to any Shareholder, so long as such Shareholder owns any Registrable Securities, forthwith upon request (1) to the extent accurate, a written statement by the Company that it has filed the reports and submitted the Interactive Data Files described in Rule 144(c)(1) with the Commission (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO) or made publicly available the information set forth in Rule 144(c)(2), complied with the reporting requirements of the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (2) such other information as may be reasonably requested in availing any Shareholder of any rule or regulation of the Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form N-2 (at any time after the Company so qualifies to use such form); and (iv) determine the net asset value per share of the Common Stock (the “Monthly NAV”) at the end of each month and disclose such determined Monthly NAV via a public filing made with the Commission under the Securities Act or Exchange Act as soon as practicable thereafter.

Section 7. Facilitation of Transfers. The Company agrees use commercially reasonable efforts to facilitate the transfer of all or a portion of the Shareholder’s Registrable Securities provided that such transfer does not conflict with the Securities Act or any contractual lock-up agreement applicable to such Shareholder. The Company agrees that a Shareholder and any transferee shall not be required to pay or reimburse any costs, fees, or expenses (including, without limitation, any attorneys’ fees) of the Company in connection with such transfer. A Shareholder shall not be required to provide a legal opinion to the Company in respect of any transfer, assignment or sale of Shares to an Affiliate as permitted under this Section 7.

Section 8. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Shareholder of Registrable Securities and its officers, directors, Affiliates, and each Person who controls such Shareholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act),, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees), and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, the Investment Company Act or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Shareholder furnished in writing to the Company by such Shareholder expressly for use therein. The Company shall notify each Shareholder promptly of the institution, threat, or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by the Shareholders in accordance with Section 9(d).

(b) Indemnification by the Shareholders. Each Shareholder, severally and not jointly, shall, notwithstanding any termination of this Agreement, indemnify and hold harmless the Company, its directors, officers, Affiliates, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), from and against all Losses, as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are contained in any information furnished in writing by such Shareholder to the Company expressly for inclusion therein. In no event shall the liability of a Shareholder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Shareholder in connection with any claim relating to this Section 8 and the amount of any damages such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Shareholder, in the aggregate, upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(d) Contribution. If the indemnification under Section 8(a) or 8(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

No party shall be entitled to indemnification under this Section 8 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

Section 9. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Shareholder of any of their respective obligations under this Agreement, the Shareholders or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Each of the Company and the Shareholders agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall not assert or shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Shareholders of a majority of the Registrable Securities, provided that no amendment, modification, supplement, waiver, or consent shall be effective unless signed by [●].

(c) Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (1) when delivered by hand (with written confirmation of receipt); (2) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (3) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Trading Day if sent after normal business hours of the recipient; or (4) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective 5 days after delivery of such notice as provided in this Section 9(c).

If to the Company:	Sound Point Meridian Capital, Inc. 375 Park Avenue, 34th Floor New York, NY 10152 [●] [●] [●]

with a copy to:	Dechert LLP [●] [●] [●]

If to [●]	[●] [●] [●] [●]

with a copy to:	[●] [●] [●] [●]

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of such successors and permitted assigns. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Shareholders of a majority of the Registration Securities. Each Shareholder may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a joinder or counterpart to this Agreement agreeing to be treated as a Shareholder of Registrable Securities, whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement, as if such purchaser or transferee was originally included in the definition of “Shareholder” herein and had originally been a party hereto.

(e) No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Shareholders in this Agreement or otherwise conflicting with the provisions hereof. Neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person that have not been satisfied in full.

(f) Execution and Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by delivery of a “.pdf” format data file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(g) Governing Law. This Agreement and the rights and duties of the parties hereto hereunder shall be governed by and construed in accordance with laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereinafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9(c) shall be deemed effective service of process on such party.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Headings. The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(k) In the event that, during the term of this Agreement, the Company provides registration or liquidity rights to another shareholder of the Company more favorable than the rights provided to the Shareholders pursuant to this Agreement, the Company agrees to make such registration or liquidity rights available to the Shareholders on the same terms.

(l) The Company acknowledges that the obligations of the Shareholders hereunder are several and not joint and each Shareholder will act independently of any other Shareholder. Accordingly, the Company agrees that no Shareholder will have any liability to the Company or its directors, officers, Affiliates, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any actions or omission of any other Shareholder.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SOUND POINT MERIDIAN CAPITAL, INC.

By:

Name:

Title:

Address:

Email:

[●]

By:

Name:

Title:

Address:

Email:

Annex A

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective securities covered hereby on the Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.

The term “Selling Stockholders” includes their permitted transferees who later come to hold any of the Selling Stockholder’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Stockholders’ securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership, distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	“at-the-market” sales to or through a market maker or into an existing Trading Market for the securities, on an exchange or otherwise;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with a Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

Annex A-1

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	by pledge to secure debts and other obligations;

●	a combination of any such methods of sale;

●	any other method permitted pursuant to applicable law;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	in distributions to employees, members, limited partners, stockholders or other equityholders of Selling Stockholders;

●	sales in the over-the-counter market;

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans; or

●	delayed delivery arrangements.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus, provided they meet the criteria and conform to the requirements of those provisions.

We will bear all reasonable and documents costs, fees and expenses incident to our obligation to register the securities, including the expenses of legal counsel of the Selling Stockholders in an amount not to exceed $[●].

We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

Annex A-2

A Selling Stockholder may fix a price or prices of our securities at:

●	fixed prices;

●	market prices prevailing at the time of any sale under this registration statement;

●	prices related to market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

A Selling Stockholder may change the price of the securities offered from time to time.

In addition, a Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Stockholder’s securities, such Selling Stockholder may transfer securities to one or more permitted transferees in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Stockholder that it intends to sell our securities, we will, to the extent required, file a supplement to this prospectus to name specifically such person as a Selling Stockholder.

With respect to a particular offering of the securities held by the Selling Stockholder, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the Selling Stockholders;

●	respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholders.

Annex A-3

Broker-dealers engaged by a Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholders may enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

If any Selling Stockholder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Stockholder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Stockholder’s customers or may engage in transactions with or perform services for us or any Selling Stockholder in the ordinary course of business.

If any Selling Stockholder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Stockholder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Stockholder’s customers or may engage in transactions with, or perform services for us or the Selling Stockholder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any Selling Stockholder and the sale thereof may be made by the Selling Stockholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Stockholder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

Annex A-4

In addition, a Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Stockholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Stockholders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

In compliance with the guidelines of FINRA, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Stockholders, or perform services for us or the Selling Stockholders, in the ordinary course of business for which they receive compensation.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, in accordance with the registration rights agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by a Selling Stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

Annex A-5

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to such securities or reference securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by a Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Annex A-6

Annex B

SELLING STOCKHOLDER

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the shares of common stock as of ________, 2024.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering

Information concerning the Selling Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that Shareholder is listed in the table above, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Stockholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Stockholders.

The Selling Stockholders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Stockholder identified in the table above may sell some or all of the shares of our securities owned by it that are included in this prospectus, and no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Stockholders.

In addition, subject to the registration rights agreements described elsewhere in this prospectus, each Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Stockholders provided the information set forth on the table below. Therefore, for purposes of the above table we have assumed that each Selling Stockholder will sell all of the securities beneficially owned by it that are covered by this prospectus and will not acquire any additional shares of common stock.

Annex B-1

Annex C

SOUND POINT MERIDIAN CAPITAL, INC.

Selling Stockholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the “Registrable Securities”) of Sound Point Meridian Capital, Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is annexed. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the related prospectus. Accordingly, Shareholders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling stockholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Stockholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1. Name.

(a) Full Legal Name of Selling Stockholder

(b) Full Legal Name of Registered Shareholder (if not the same as (a) above) through which Registrable Securities are held:

(c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

Annex C-1

2. Address for Notices to Selling Stockholder (if different from that provided in Section 9(c) of the Registration Rights Agreement):

Telephone:
Fax:
Contact Person:

3. Broker-Dealer Status:

(a) Are you a broker-dealer?

Yes ☐          No ☐

(b) If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes ☐          No ☐

Note: If “no” to Section 3(b), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c) Are you an affiliate of a broker-dealer?

Yes ☐          No ☐

(d) If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes ☐          No ☐

Note: If “no” to Section 3(d), the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4. Beneficial Ownership of Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities described in Annex B to the Registration Rights Agreement.

(a) Type and amount of other securities beneficially owned by the Selling Stockholder:

Annex C-2

5. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity Shareholders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any material inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective; provided, that the undersigned shall not be required to notify the Company of any changes to the number of securities held or owned by the undersigned or its affiliates.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

[SIGNATURE PAGE TO FOLLOW]

Annex C-3

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Beneficial Owner:
By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

[●]

[●]

with a copy to:

[●]

[●]

and

[●]

[●]

Annex C-4